Exhibit 99.1

Electronic Arts Reports Q2 FY20 Financial Results

REDWOOD CITY, CA – October 29, 2019 – Electronic Arts Inc. (NASDAQ: EA) today announced preliminary financial results for its second fiscal quarter ended September 30, 2019.

“It was an excellent second quarter for Electronic Arts. Our new EA SPORTS titles are thrilling core fans and bringing in new players, and our ongoing live services are growing with deeply-engaged communities,” said CEO Andrew Wilson. “With new games like Star Wars Jedi: Fallen Order, Need for Speed, Plants vs. Zombies and more great content across our top franchises, we’re set to deliver a lot of fun and excitement to players this holiday season, and continue our momentum in this fiscal year.”

“The strong results this quarter illustrate the power of our live services and our core franchises. Strength in Ultimate Team, The Sims 4 and FIFA Online drove live services performance above our expectations,” said COO and CFO Blake Jorgensen. “Looking ahead, we are doubling down on live services combined with our core franchises. We’re investing in games that people play for longer and engage with much more deeply. This focus will continue to drive growth and profitability for the company through the remainder of this year and beyond.”

News and ongoing updates regarding EA and its games are available on EA’s blog at www.ea.com/news.

Selected Operating Highlights and Metrics

•	Digital net bookings* for the trailing twelve months was a record $3.883 billion, up 8% year-over-year and represents 78% of total net bookings.

•	The number of FIFA Ultimate TeamTM unique players increased 22% year-over-year.

•	The number of Madden Ultimate TeamTM unique players increased 19% year-over-year.

•	Apex LegendsTM has had 70 million players life to date.

•	The Sims TM 4 monthly average players are up more than 40% year-over-year.

* Net bookings is defined as the net amount of products and services sold digitally or sold-in physically in the period. Net bookings is calculated by adding total net revenue to the change in deferred net revenue for online-enabled games and mobile platform fees.

Selected Financial Highlights and Metrics

•	Net cash provided by operating activities was $37 million for the quarter and $1.748 billion for the trailing twelve months.

•	EA repurchased 3.3 million shares for $306 million during the quarter, bringing the total to 12.9 million shares for $1.204 billion during the trailing twelve months.

Impact of Certain Tax Matters
During the six months ended September 30, 2019, three separate tax events occurred:

1.	During the three months ended June 30, 2019, EA completed an internal transfer of some of its intellectual property rights to its Swiss subsidiary, where EA’s international business is headquartered;

2.
Also during the three months ended June 30, 2019, a decision by the Ninth Circuit Court of Appeals in Altera Corp. v. Commissioner regarding stock-based compensation expenses required EA to record a tax accrual; and

3.	During the three months ended September 30, 2019, Switzerland changed its income tax rates.

As a result of these events, EA has recognized an income tax benefit of $1.705 billion, or $5.74 of earnings per share, during the fiscal year ending March 31, 2020. EA recognized $1.080 billion, or $3.61 of earnings per share, of this income tax benefit during the three months ended June 30, 2019 and $625 million, or $2.11 of earnings per share, during the three months ended September 30, 2019.

Quarterly Financial Highlights

	Three Months Ended
	September 30,
	2019	2018
(in $ millions, except per share amounts)
Digital net revenue	922	780
Packaged goods and other net revenue	426	506
Total net revenue	1,348	1,286

Net income	854*	255
Earnings per share	2.89*	0.83

Operating cash flow	37	(126)

Value of shares repurchased	306	299
Number of shares repurchased	3.3	2.3

*Refer to the above section titled “Impact of Certain Tax Matters” for additional details.

The following GAAP-based financial data and tax rate of 18% was used internally by company management to adjust its fiscal GAAP results in order to assess EA’s operating results:

	Three Months Ended September 30, 2019
		GAAP-Based Financial Data
(in $ millions)	Statement of Operations	Acquisition-related expenses	Change in deferred net revenue (online-enabled games)	Mobile platform fees	Stock-based compensation
Total net revenue	1,348	—	(35)	(36)	—
Cost of revenue	405	(2)	—	(36)	(1)
Gross profit	943	2	(35)	—	1
Total operating expenses	675	(8)	—	—	(91)
Operating income	268	10	(35)	—	92
Interest and other income, net	16	—	—	—	—
Income before provision for income taxes	284	10	(35)	—	92
Number of shares used in computation:
Diluted	296

For more information about the nature of the GAAP-based financial data, please refer to EA’s Form 10-Q for the fiscal quarter ended June 30, 2019.

TTM Financial Highlights

	Twelve Months Ended
	September 30,
	2019	2018
(in $ millions)
Digital net revenue	3,944	3,619
Packaged goods and other net revenue	1,140	1,546
Total net revenue	5,084	5,165

Net income	2,746*	969

Operating cash flow	1,748	1,458

Value of shares repurchased	1,204	897
Number of shares repurchased	12.9	7.2

*Refer to the above section titled “Impact of Certain Tax Matters” for additional details.

The following GAAP-based financial data and tax rate of 18% was used internally by company management to adjust its GAAP results in order to assess EA’s operating results:

	Twelve Months Ended September 30, 2019
		GAAP-Based Financial Data
(in $ millions)	Statement of Operations	Acquisition-related expenses	Change in deferred net revenue (online-enabled games)	Mobile platform fees	Stock-based compensation
Total net revenue	5,084	—	79	(170)	—
Cost of revenue	1,281	(6)	—	(170)	(4)
Gross profit	3,803	6	79	—	4
Total operating expenses	2,682	(37)	—	—	(309)
Operating income	1,121	43	79	—	313
Interest and other income, net	83	—	—	—	—
Income before provision for income taxes	1,204	43	79	—	313

For more information about the nature of the GAAP-based financial data, please refer to EA’s Form 10-Q for the fiscal quarter ended June 30, 2019.

Operating Metric
The following is a calculation of our total net bookings for the periods presented:

	Three Months Ended September 30,		TTM Ended September 30,
	2019	2018	2019	2018
(in $ millions)
Total net revenue	1,348	1,286	5,084	5,165
Change in deferred net revenue (online-enabled games)	(35)	(20)	79	125
Mobile platform fees	(36)	(44)	(170)	(93)
Net bookings	1,277	1,222	4,993	5,197

Business Outlook as of October 29, 2019
The following forward-looking statements reflect expectations as of October 29, 2019. Electronic Arts assumes no obligation to update these statements. Results may be materially different and are affected by many factors detailed in this release and in EA’s annual and quarterly SEC filings.

Fiscal Year 2020 Expectations – Ending March 31, 2020

Financial metrics:

•	Net revenue is expected to be approximately $5.410 billion.

◦	Change in deferred net revenue (online-enabled games) is expected to be approximately $(130) million.

◦	Mobile platform fees are expected to be approximately $(155) million.

•	Net income is expected to be approximately $2.841 billion, approximately $1.705 billion of which is related to the one-time income tax benefits discussed above.

•	Diluted earnings per share is expected to be approximately $9.57, approximately $5.74 of which is related to the one-time income tax benefits discussed above.

•	Operating cash flow is expected to be approximately $1.625 billion.

•	The Company estimates a share count of 297 million for purposes of calculating fiscal year 2020 diluted earnings per share.

Operational metric:

•	Net bookings is expected to be approximately $5.125 billion.

In addition, the following outlook for GAAP-based financial data and a long-term tax rate of 18% are used internally by EA to adjust our GAAP expectations to assess EA’s operating results and plan for future periods:

	Twelve Months Ending March 31, 2020
		GAAP-Based Financial Data
	GAAP Guidance	Acquisition-related expenses	Change in deferred net revenue (online-enabled games)	Mobile platform fees	Stock-based compensation
(in $ millions)
Digital net revenue	4,230	—	(75)	(155)	—
Packaged goods & other net revenue	1,180	—	(55)	—	—
Total net revenue	5,410	—	(130)	(155)	—
Cost of revenue	1,332	(12)	—	(155)	(2)
Operating expense	2,746	(23)	—	—	(353)
Income before provision for income taxes	1,387	35	(130)	—	355
Net income	2,841
Number of shares used in computation:
Diluted shares	297

Third Quarter Fiscal Year 2020 Expectations – Ending December 31, 2019
Financial metrics:

•	Net revenue is expected to be approximately $1.510 billion.

◦	Change in deferred net revenue (online-enabled games) is expected to be approximately $470 million.

◦	Mobile platform fees are expected to be approximately $(40) million.

•	Net income is expected to be approximately $272 million.

•	Diluted earnings per share is expected to be approximately $0.92.

•	The Company estimates a share count of 295 million for purposes of calculating third quarter fiscal year 2020 diluted earnings per share.

Operational metric:

•	Net bookings is expected to be approximately $1.940 billion.

In addition, the following outlook for GAAP-based financial data and a long-term tax rate of 18% are used internally by EA to adjust our GAAP expectations to assess EA’s operating results and plan for future periods:

	Three Months Ending December 31, 2019
		GAAP-Based Financial Data
	GAAP Guidance	Acquisition-related expenses	Change in deferred net revenue (online-enabled games)	Mobile platform fees	Stock-based compensation
(in $ millions)
Total net revenue	1,510	—	470	(40)	—
Cost of revenue	482	(6)	—	(40)	—
Operating expense	733	(5)	—	—	(95)
Income before provision for income taxes	306	11	470	—	95
Net Income	272
Number of shares used in computation:
Diluted shares	295

For more information about the nature of the GAAP-based financial data, please refer to EA’s Form 10-Q for the fiscal quarter ended June 30, 2019.

Conference Call and Supporting Documents
Electronic Arts will host a conference call on October 29, 2019 at 2:00 pm PT (5:00 pm ET) to review its results for the second quarter ended September 30, 2019 and its outlook for the future. During the course of the call, Electronic Arts may disclose material developments affecting its business and/or financial performance. Listeners may access the conference call live through the following dial-in number (866) 393-4306 (domestic) or (734) 385-2616 (international), using conference code 9877505 or via webcast at EA’s IR Website at http://ir.ea.com.

EA has posted a slide presentation with a financial model of EA’s historical results and guidance and Investor Accounting FAQ on EA’s IR Website. EA will also post the prepared remarks and a transcript from the conference call on EA’s IR Website.

A dial-in replay of the conference call will be available until November 13, 2019 at 855-859-2056 (domestic) or 404-537-3406 (international) using pin code 9877505. An audio webcast replay of the conference call will be available for one year on EA’s IR Website.

Forward-Looking Statements

Some statements set forth in this release, including the information relating to EA’s fiscal 2020 expectations under the heading “Business Outlook as of October 29, 2019,” and other information regarding EA's fiscal 2020 expectations contain forward-looking statements that are subject to change.  Statements including words such as “anticipate,” “believe,” “expect,” “intend,” “estimate,” “plan,” “predict,” “seek,” “goal,” “will,” “may,” “likely,” “should,” “could” (and the negative of any of these terms), “future” and similar expressions also identify forward-looking statements. These forward-looking statements are not guarantees of future performance and reflect management’s current expectations. Our actual results could differ materially from those discussed in the forward-looking statements.

Some of the factors which could cause the Company’s results to differ materially from its expectations include the following: sales of the Company’s products and services; the Company’s ability to develop and support digital products and services, including managing online security and privacy; outages of our products, services and technological infrastructure; the Company’s ability to manage expenses; the competition in the interactive entertainment industry; governmental regulations; the effectiveness of the Company’s sales and marketing programs; timely development and release of the Company’s products and services; the Company’s ability to realize the anticipated benefits of acquisitions; the consumer demand for, and the availability of an adequate supply of console hardware units; the Company’s ability to predict consumer preferences among competing platforms; the Company’s ability to develop and implement new technology; foreign currency exchange rate fluctuations; general economic conditions; changes in our tax rates or tax laws; and other factors described in Part II, Item 1A of Electronic Arts’ latest Quarterly Report on Form 10-Q under the heading “Risk Factors”, as well as in other documents we have filed with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the fiscal year ended March 31, 2019.

These forward-looking statements are current as of October 29, 2019. Electronic Arts assumes no obligation to revise or update any forward-looking statement for any reason, except as required by law. In addition, the preliminary financial results set forth in this release are estimates based on information currently available to Electronic Arts.

While Electronic Arts believes these estimates are meaningful, they could differ from the actual amounts that Electronic Arts ultimately reports in its Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2019.  Electronic Arts assumes no obligation and does not intend to update these estimates prior to filing its Form 10-Q for the fiscal quarter ended September 30, 2019, except as required by law.

About Electronic Arts

Electronic Arts (NASDAQ: EA) is a global leader in digital interactive entertainment. The Company develops and delivers games, content and online services for Internet-connected consoles, mobile devices and personal computers.

In fiscal year 2019, EA posted GAAP net revenue of $4.95 billion. Headquartered in Redwood City, California, EA is recognized for a portfolio of critically acclaimed, high-quality brands such as EA SPORTS™ FIFA, Battlefield™, Apex Legends™, The Sims™, Madden NFL, Need for Speed™, Titanfall™ and Plants vs. Zombies™. More information about EA is available at www.ea.com/news.

EA SPORTS, Ultimate Team, Apex Legends, Battlefield, Need for Speed, Titanfall, The Sims and Plants vs. Zombies are trademarks of Electronic Arts Inc. John Madden, NFL and FIFA are the property of their respective owners and used with permission.

For additional information, please contact:

Chris Evenden	John Reseburg
Vice President, Investor Relations	Vice President, Corporate Communications
650-628-0255	650-628-3601
cevenden@ea.com	jreseburg@ea.com

ELECTRONIC ARTS INC. AND SUBSIDIARIES
Unaudited Condensed Consolidated Statements of Operations
(in $ millions, except per share data)

	Three Months Ended September 30,		Six Months Ended September 30,
	2019	2018	2019	2018
Net revenue
Product	568	623	734	825
Service and other	780	663	1,823	1,598
Total net revenue	1,348	1,286	2,557	2,423
Cost of revenue
Product	193	222	228	290
Service and other	212	196	364	343
Total cost of revenue	405	418	592	633
Gross profit	943	868	1,965	1,790
Operating expenses:
Research and development	387	339	768	701
Marketing and sales	152	146	262	286
General and administrative	128	117	238	231
Acquisition-related contingent consideration	2	2	3	2
Amortization of intangibles	6	6	11	12
Total operating expenses	675	610	1,282	1,232
Operating income	268	258	683	558
Interest and other income (expense), net	16	18	37	37
Income before provision for (benefit from) income taxes	284	276	720	595
Provision for (benefit from) income taxes	(570)	21	(1,555)	47
Net income	854	255	2,275	548
Earnings per share
Basic	2.89	0.84	7.69	1.80
Diluted	2.89	0.83	7.66	1.77
Number of shares used in computation
Basic	295	305	296	305
Diluted	296	307	297	309

Results (in $ millions, except per share data)
The following table reports the variance of the actuals versus our guidance provided on July 30, 2019 for the three months ended September 30, 2019 plus a comparison to the actuals for the three months ended September 30, 2018.

	Three Months Ended September 30,
	2019		2019	2018
	Guidance	Variance	Actuals	Actuals
Net revenue
Net revenue	1,315	33	1,348	1,286
GAAP-based financial data
Change in deferred net revenue (online-enabled games)	(50)	15	(35)	(20)
Mobile platform fees	(35)	(1)	(36)	(44)
Cost of revenue
Cost of revenue	407	(2)	405	418
GAAP-based financial data
Acquisition-related expenses	(2)	—	(2)	(1)
Stock-based compensation	(1)	—	(1)	(1)
Mobile platform fees	(35)	(1)	(36)	(44)
Operating expenses
Operating expenses	679	(4)	675	610
GAAP-based financial data
Acquisition-related expenses	(5)	(3)	(8)	(8)
Stock-based compensation	(89)	(2)	(91)	(65)
Income before tax
Income before tax	243	41	284	276
GAAP-based financial data
Acquisition-related expenses	7	3	10	9
Change in deferred net revenue (online-enabled games)	(50)	15	(35)	(20)
Mobile platform fees	—	—	—	—
Stock-based compensation	90	2	92	66
Tax rate used for management reporting	18%		18%	18%
Earnings per share
Basic	2.62	0.27	2.89	0.84
Diluted	2.60	0.29	2.89	0.83
Number of shares
Basic	296	(1)	295	305
Diluted	298	(2)	296	307

ELECTRONIC ARTS INC. AND SUBSIDIARIES
Unaudited Condensed Consolidated Balance Sheets
(in $ millions)

	September 30, 2019	March 31, 2019[1]
ASSETS
Current assets:
Cash and cash equivalents	2,940	4,708
Short-term investments	1,943	737
Receivables, net	856	623
Other current assets	301	313
Total current assets	6,040	6,381
Property and equipment, net	442	448
Goodwill	1,890	1,892
Acquisition-related intangibles, net	72	87
Deferred income taxes, net	1,835	35
Other assets	314	114
TOTAL ASSETS	10,593	8,957
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	148	113
Accrued and other current liabilities	1,024	1,052
Deferred net revenue (online-enabled games)	646	1,100
Total current liabilities	1,818	2,265
Senior notes, net	995	994
Income tax obligations	361	233
Deferred income taxes, net	2	2
Other liabilities	259	132
Total liabilities	3,435	3,626

Stockholders’ equity:
Common stock	3	3
Retained earnings	7,165	5,358
Accumulated other comprehensive loss	(10)	(30)
Total stockholders’ equity	7,158	5,331
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	10,593	8,957

1Derived from audited consolidated financial statements.

ELECTRONIC ARTS INC. AND SUBSIDIARIES
Unaudited Condensed Consolidated Statements of Cash Flows
(in $ millions)

	Three Months Ended September 30,		Six Months Ended September 30,
	2019	2018	2019	2018
OPERATING ACTIVITIES
Net income	854	255	2,275	548
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation, amortization and accretion	35	36	72	74
Stock-based compensation	92	66	165	136
Change in assets and liabilities
Receivables, net	(529)	(591)	(235)	(422)
Other assets	9	(28)	33	20
Accounts payable	91	124	51	132
Accrued and other liabilities	144	60	88	(25)
Deferred income taxes, net	(626)	(20)	(1,800)	(94)
Deferred net revenue (online-enabled games)	(33)	(28)	(454)	(375)
Net cash provided by (used in) operating activities	37	(126)	195	(6)
INVESTING ACTIVITIES
Capital expenditures	(27)	(31)	(72)	(63)
Proceeds from maturities and sales of short-term investments	435	239	793	446
Purchase of short-term investments	(721)	(801)	(1,984)	(1,029)
Acquisitions, net of cash acquired	—	(8)	—	(58)
Net cash used in investing activities	(313)	(601)	(1,263)	(704)
FINANCING ACTIVITIES
Proceeds from issuance of common stock	30	35	33	36
Cash paid to taxing authorities for shares withheld from employees	(4)	(7)	(55)	(96)
Repurchase and retirement of common stock	(306)	(299)	(611)	(599)
Payment of contingent consideration	(32)	—	(64)	—
Net cash used in financing activities	(312)	(271)	(697)	(659)
Effect of foreign exchange on cash and cash equivalents	(5)	3	(3)	(8)
Change in cash and cash equivalents	(593)	(995)	(1,768)	(1,377)
Beginning cash and cash equivalents	3,533	3,876	4,708	4,258
Ending cash and cash equivalents	2,940	2,881	2,940	2,881

ELECTRONIC ARTS INC. AND SUBSIDIARIES
Unaudited Supplemental Financial Information and Business Metrics
(in $ millions, except per share data)

	Q2	Q3	Q4	Q1	Q2	YOY %
	FY19	FY19	FY19	FY20	FY20	Change
Net revenue
Net revenue	1,286	1,289	1,238	1,209	1,348	5%
GAAP-based financial data
Change in deferred net revenue (online-enabled games)[2]	(20)	368	173	(427)	(35)
Mobile platform fees	(44)	(48)	(47)	(39)	(36)
Gross profit
Gross profit	868	876	962	1,022	943	9%
Gross profit (as a % of net revenue)	67%	68%	78%	85%	70%
GAAP-based financial data
Acquisition-related expenses	1	1	1	2	2
Change in deferred net revenue (online-enabled games)[2]	(20)	368	173	(427)	(35)
Mobile platform fees	—	—	—	—	—
Stock-based compensation	1	1	1	1	1
Operating income
Operating income	258	242	196	415	268	4%
Operating income (as a % of net revenue)	20%	19%	16%	34%	20%
GAAP-based financial data
Acquisition-related expenses	9	8	17	8	10
Change in deferred net revenue (online-enabled games)[2]	(20)	368	173	(427)	(35)
Stock-based compensation	66	75	73	73	92
Net income
Net income	255	262	209	1,421	854	235%
Net income (as a % of net revenue)	20%	20%	17%	118%	63%
GAAP-based financial data
Acquisition-related expenses	9	8	17	8	10
Change in deferred net revenue (online-enabled games)[2]	(20)	368	173	(427)	(35)
Stock-based compensation	66	75	73	73	92
Tax rate used for management reporting	18%	18%	18%	18%	18%
Diluted earnings per share	0.83	0.86	0.69	4.75	2.89	248%
Number of diluted shares used in computation
Basic	305	302	299	297	295
Diluted	307	304	301	299	296

2The change in deferred net revenue (online-enabled games) in the unaudited condensed consolidated statements of cash flows does not necessarily equal the change in deferred net revenue (online-enabled games) in the unaudited condensed consolidated statements of operations primarily due to the impact of unrecognized gains/losses on cash flow hedges.

ELECTRONIC ARTS INC. AND SUBSIDIARIES
Unaudited Supplemental Financial Information and Business Metrics
(in $ millions)

	Q2	Q3	Q4	Q1	Q2	YOY %
	FY19	FY19	FY19	FY20	FY20	Change
QUARTERLY NET REVENUE PRESENTATIONS
Net revenue by composition
Full game downloads	148	247	169	132	180	22%
Live services	412	480	714	731	573	39%
Mobile	220	181	182	186	169	(23%)
Total digital	780	908	1,065	1,049	922	18%
Packaged goods and other	506	381	173	160	426	(16%)
Total net revenue	1,286	1,289	1,238	1,209	1,348	5%
Total digital	61%	70%	86%	87%	68%
Packaged goods and other	39%	30%	14%	13%	32%
Total net revenue %	100%	100%	100%	100%	100%
GAAP-based financial data
Full game downloads	9	26	44	(57)	(5)
Live services	(84)	304	131	(227)	(80)
Mobile	(24)	9	—	(25)	(11)
Total digital	(99)	339	175	(309)	(96)
Packaged goods and other	79	29	(2)	(118)	61
Total change in deferred net revenue (online-enabled games) by composition[2]	(20)	368	173	(427)	(35)
Mobile platform fees	(44)	(48)	(47)	(39)	(36)

Net revenue by platform
Console	917	885	826	760	923	1%
PC/Browser	149	217	217	249	242	62%
Mobile	220	181	190	196	177	(20%)
Other	—	6	5	4	6	100%
Total net revenue	1,286	1,289	1,238	1,209	1,348	5%
GAAP-based financial data
Console	8	323	87	(344)	8
PC/Browser	(4)	33	88	(59)	(31)
Mobile	(24)	11	(2)	(25)	(11)
Other	—	1	—	1	(1)
Total change in deferred net revenue (online-enabled games) by platform[2]	(20)	368	173	(427)	(35)
Mobile platform fees	(44)	(48)	(47)	(39)	(36)

2The change in deferred net revenue (online-enabled games) in the unaudited condensed consolidated statements of cash flows does not necessarily equal the change in deferred net revenue (online-enabled games) in the unaudited condensed consolidated statements of operations primarily due to the impact of unrecognized gains/losses on cash flow hedges.

ELECTRONIC ARTS INC. AND SUBSIDIARIES
Unaudited Supplemental Financial Information and Business Metrics
(in $ millions)

	Q2	Q3	Q4	Q1	Q2	YOY %
	FY19	FY19	FY19	FY20	FY20	Change
CASH FLOW DATA
Operating cash flow	(126)	954	599	158	37	129%
Operating cash flow - TTM	1,458	1,563	1,547	1,585	1,748	20%
Capital expenditures	31	21	35	45	27	(13%)
Capital expenditures - TTM	107	104	119	132	128	20%
Repurchase and retirement of common stock	299	292	301	305	306	2%
DEPRECIATION
Depreciation expense	30	30	31	30	30	—
BALANCE SHEET DATA
Cash and cash equivalents	2,881	3,887	4,708	3,533	2,940
Short-term investments	1,664	1,274	737	1,654	1,943
Cash and cash equivalents, and short-term investments	4,545	5,161	5,445	5,187	4,883	7%
Receivables, net	966	806	623	329	856	(11%)
STOCK-BASED COMPENSATION
Cost of revenue	1	1	1	1	1
Research and development	39	49	49	49	61
Marketing and sales	9	8	9	7	10
General and administrative	17	17	14	16	20
Total stock-based compensation	66	75	73	73	92